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                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use in this Form 8-K of our report dated May 16, 2000 (except with respect to Note 11, as to which the date is July 6, 2000) with respect to the financial statements of Arista Knowledge Systems, Inc. We have not audited any financial statements of Arista Knowledge Systems, Inc. subsequent to December 31, 1999 or performed any audit procedures subsequent to the date of our report.


San Jose, California
September 14, 2000